                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       Diversified Senior Services, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 WEST FOURTH STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be Held May 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Diversified Senior Services, Inc. (the "Company") will be held at the Piedmont Club, One Triad Plaza, Winston-Salem, North Carolina on Friday, May 29, 1998 at 10:00 o'clock a.m. EDST for the following purposes:

     1.  To elect two (2) Class One Directors;
     2. To ratify and approve the appointment of The Daniel Professional Group, Inc. as auditors for the Company for year ending December 31, 1998;
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The transfer books of the Company will not be closed. The date fixed by management as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof is the close of business on Monday, April 6, 1998.



                                              By Order of the Board of Directors


                                              JOANNE RAGAN, Secretary


     Winston-Salem, North Carolina
     April 22, 1998





--------------------------------------------------------------------------------
     IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, MANAGEMENT REQUESTS THAT YOU SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                        DIVERSIFIED SENIOR SERVICES, INC.
                             915 WEST FOURTH STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                             To be Held May 29, 1998

     The accompanying proxy is solicited on behalf of the Board of Directors of Diversified Senior Services, Incorporated, North Carolina corporation, (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, May 29, 1998 at 10:00 o'clock a.m. at the Piedmont Club, One Triad Plaza, Winston-Salem, North Carolina. The proxy may be revoked at any time before it is voted by: (a) giving written notice to the Secretary of the Company before the Annual Meeting; (b) attending the Annual Meeting and announcing at such meeting that such shareholder elects to revoke his proxy; or
(c) delivering a proxy bearing a later date to the Company before the Annual Meeting or to a person attending the meeting. The cost of the preparation of the Proxy Statement and solicitation of proxies, which is anticipated to be the amount normally expended for such a solicitation, will be borne by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The solicitation will be by mail. Certain officers and regular employees of the Company may solicit proxies by letter, telephone and personal interview. No additional compensation shall be paid to any such persons participating in such solicitation.

     The Company intends to mail Proxy Statements, Forms of Proxy and Annual Reports to shareholders on or about April 22, 1998.

     The principal executive offices of the Company are located at 915 West Fourth Street, Winston-Salem, North Carolina 27101.

     Shareholders of record at the close of business on Monday, April 6, 1998 and no other persons shall be entitled to notice of, and to vote at, the Annual Meeting. The shares represented by all properly executed proxies which are received prior to the final call for delivery of proxies at the meeting will be voted in accordance with the directions given thereon. If no directions are given on a proxy, the shares represented by such proxy will be counted for purposes of determining the presence of a quorum and will be voted for the nominees for directors named herein and for the selection of auditors named herein. A shareholder marking the proxy "Abstain" will be counted as present for determining a quorum, but will not be counted as voting in favor or against the particular proposal from which the shareholder has elected to abstain.

     As of April 6, 1998, the Company had 3,300,000 shares of Common Stock, no par value per share (the "Common Stock"), outstanding and entitled to vote on all matters to be acted on at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock owned by such holder. At the election of directors, each shareholder is entitled to vote the number of shares held by him or her for as many persons as there are directors to be elected. The shareholders will not be entitled to cumulative voting.

     A majority of the shares of the Company entitled to vote represented in person or by proxy shall constitute a quorum at the Annual Meeting. For purposes of determining the presence of a quorum, all signed proxies shall be included as shares represented by proxy regardless of whether or how the proxy has been voted. As of April 6, 1998, to the knowledge of the directors and executive officers, only the officers and directors indicated below beneficially owned more than 5% of the outstanding stock of the Company.

     The following is a schedule of Common Stock beneficially owned by all directors and Executive Officers as a group as of April 6, 1998:

---------------------------------------------------------------------------------------------------------------------
                                                                               AMOUNT AND                PERCENT
                                        NAME AND ADDRESS OF                    NATURE OF                    OF
       TYPE OF CLASS                    BENEFICIAL OWNER(1)                 BENEFICIAL OWNER              CLASS
---------------------------------------------------------------------------------------------------------------------
       Common Stock          THE(2)...................................         1,800,000                 54.5%
       Common Stock          William G. Benton(3).....................         1,243,579                 37.1
       Common Stock          Susan L. Christiansen(4).................           295,200                  8.9
       Common Stock          G. L. Clark, Jr. (5).....................           289,750                  8.7
       Common Stock          Deborah O. Robinson (6)..................            27,720                  *
       Common Stock          Sandra T. Walker.........................                 0                  0
       Common Stock          Walter H. Ettinger, Jr. (7)..............               200                  *
       Common Stock          Perry C. Craven(7).......................               200                  *
       Common Stock          All directors and executive officers as a
                             group (7 persons)........................         1,856,649                 55.0%


NOTES:

     (1) The address of all persons listed is 915 West Fourth Street, Winston-Salem, NC 27101.

     (2) As described in notes 2 through 5 below, the shares owned by THE are beneficially owned primarily by the executive officers of the Company.

     (3) Mr. Benton owns, directly or indirectly, 65.6% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Benton owns 12,000 shares directly and has the right to acquire 52,579 shares if he exercises an option to convert deferred compensation to stock.

     (4) Ms. Christiansen owns, directly or indirectly, 16.4% of the issued and outstanding shares of THE.

     (5) Mr. Clark owns, directly or indirectly, 14.7%% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Clark owns 1,000 shares directly and has the right to acquire 24,150 shares if he exercises an option to convert deferred compensation to stock.

     (6) Ms. Robinson owns, directly or indirectly, 1.54% of the issued and outstanding shares of THE, which is less than 1% of the Company's outstanding Common Stock.

     (7) Ms. Craven and Dr. Ettinger were each awarded 200 shares under the Company's 1997 Stock Incentive Plan, which is less than 1% of the Company's outstanding Common Stock. It is anticipated these shares will be issued within the next 60 days.

-----------------------------
         * less than 1%

     As of April 6, 1998, THE owned 100% of the issued and outstanding Series A preferred stock of the Company. The Series A preferred stock is nonvoting, is subordinate to the Common Stock for payment of dividends, has a stated liquidation value of $5 per share which is subordinate to a preferred distribution to holders of Common Stock equal to $10 per share, may be converted to Common Stock at $6 per share after September 30, 1999 and is not redeemable at the option of the holder.

     Members of management intend to vote their shares of Common Stock in favor of the proposals.

     It is expected that the following business will be considered at the Annual Meeting and action taken thereon.

     1. ELECTION OF DIRECTORS -- The Articles of Incorporation provide that the number of directors of the Company constituting the entire Board of Directors shall be not less than three nor more than 12 directors, with the actual number constituting the entire Board of Directors to be established by resolution adopted from time to time by the Board of Directors. The Board of Directors has established the number of directors at five. The Board of Directors consists of three classes and directors of one class are elected each year for a term of three years. Class One directors have terms expiring at the Annual Meeting of Shareholders to be held May 29, 1998. The Class One directors whose terms will expire at the Annual Shareholder Meeting and who are being nominated for re-election shall be elected to hold office until the third succeeding Annual Meeting of Shareholders.

     The Class One directors who have been nominated for election to a three-year term are as follows: G. L. Clark, Jr. and Perry C. Craven

     Management knows of no reason why the nominees for election as directors will not be available for election or, if elected, will not be able to serve. If any individual nominee shall not be available for election as contemplated, it is the intention of those persons named in the proxy to vote for such other persons as the directors of the Company may recommend. The Form of Proxy does not authorize a vote for more than two directors.

     Unless otherwise directed, the enclosed proxy will be voted in favor of G.
L. Clark, Jr. and Perry C. Craven in the election of directors, both of whom are currently members of the Board of Directors. The election of each nominee requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock. Abstentions and broker non-votes are not counted in the election of directors and thus have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

     NOMINEES FOR DIRECTORS; DIRECTORS; AND CERTAIN STOCK OWNERSHIP

     Set forth below are the names of the nominees for election to the Board of Directors, both of whom are currently directors of the Company; the names of the directors whose terms are not subject to re-election at this meeting; the principal occupation or employment of both nominees and other directors during the past five years and positions held with the Company by such directors; the Common Stock of the Company beneficially owned by each of them as of April 6, 1998 and certain other information with respect to such persons:

---------------------------------------------------------------------------------------------------------------------------
                                                                                               SHARES
                                                                                            BENEFICIALLY    PERCENTAGE OF
                                     PRINCIPAL OCCUPATION OR EMPLOYER FOR     DIRECTOR      OWNED AS OF      OUTSTANDING
           NAME              AGE                LAST FIVE YEARS                 SINCE      APRIL 6, 1998        SHARES
---------------------------------------------------------------------------------------------------------------------------
William G. Benton (4)        52    Chairman of the Board and Chief               1996        1,243,579           37.1
                                   Executive Officer since inception.
                                   Mr. Benton is a Director, President and the
                                   controlling shareholder of Taylor House
                                   Enterprises, Limited ("THE") since its
                                   incorporation in 1991. THE, through its
                                   subsidiary corporations, engages in the
                                   commercial real estate business in the areas
                                   of multifamily apartments, hotels, shopping
                                   centers, and restaurants. Mr. Benton
                                   originally developed and serves as General
                                   Partner on many of the Section 8 elderly
                                   properties that the Company manages. From
                                   1988 through September 1994, Mr. Benton
                                   served as Chief Executive Officer and
                                   director of Health Equity Properties
                                   Incorporated ("HEP"), a New York Stock
                                   Exchange listed real estate investment trust
                                   with over $150 million in long-term health
                                   care assets. At the time of the merger of HEP
                                   and Omega Healthcare Investors, Inc., Mr.
                                   Benton was the Chairman of the Board and
                                   Chief Executive Officer of HEP. He is also a
                                   director of Tanger Factory Outlet Centers,
                                   Inc., a New York Stock Exchange-listed real
                                   estate investment trust.

Susan L. Christiansen (5)    45    President, Chief Operating Officer and        1996           295,200          8.9
                                   Director since inception. Ms.
                                   Christiansen is an officer, director, General
                                   Counsel and a shareholder of THE. Ms.
                                   Christiansen served as Vice President,
                                   General Counsel and Secretary of HEP from
                                   1990 until its merger in 1994. Ms.
                                   Christiansen is a licensed real estate broker
                                   in North Carolina, South Carolina and West
                                   Virginia and serves as the principal broker
                                   of Residential Properties Management, Inc.,
                                   ("RPM") the Company's wholly-owned property
                                   management subsidiary.

G. L. Clark, Jr. (2), (6)    52    Treasurer, Chief Financial Officer and        1996           289,750          8.7
                                   Director since inception. Mr. Clark is a
                                   Director, Chief Financial Officer and a
                                   shareholder of THE, and has been
                                   Chairman of the Board of RPM since
                                   January 1, 1996.  Mr. Clark served as




                                       4


                                   Vice President and Chief Financial
                                   Officer of HEP from 1988 until its
                                   merger in 1994.  Mr. Clark is a
                                   Certified Public Accountant.

Perry C. Craven (1), (2),    57    Director. Ms. Perry C. Craven has been        1997           200               *
(3), (7)                           the sole shareholder and director of
                                   Perry C. Craven Associates, Inc. since
                                   1977, a company which specializes in
                                   elderly housing development, non-profit
                                   development, housing training, rural
                                   housing development and communications.
                                   Ms. Craven has served as a director of
                                   the Company since June 10, 1997.

Walter H. Ettinger, Jr.      45    Director. Dr. Walter H. Ettinger, Jr.         1997           200               *
(1), (3), (7)                      has been Associate Professor of
                                   Medicine, Head of Section of Internal
                                   Medicine and Gerontology, Department of
                                   Medicine, Bowman Gray School of
                                   Medicine, Winston-Salem, North Carolina
                                   and Deputy Director of the J. Paul
                                   Sticht Center on Aging, Bowman
                                   Gray/Baptist Hospital Medical Center
                                   since 1987. Dr. Ettinger has served as a
                                   director of the Company since June 10,
                                   1997.



NOTES:

     (1) Member of Audit Committee. The Audit Committee is responsible for matters relating to executive compensation.

     (2) The indicated directors are nominees for re-election at the meeting of shareholders.

     (3)  The indicated directors are Independent Directors.

     (4) Mr. Benton owns, directly or indirectly 65.6% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Benton owns 12,000 shares directly and has the right to acquire 52,579 shares if he exercises an option to convert deferred compensation to stock.

     (5) Ms. Christiansen owns, directly or indirectly 16.4% of the issued and outstanding shares of THE.

     (6) Mr. Clark owns, directly or indirectly 14.7%% of the issued and outstanding shares of THE. In addition to his beneficial interest in the shares owned by THE, Mr. Clark owns 1,000 shares directly and has the right to acquire 24,150 shares if he exercises an option to convert deferred compensation to stock.

     (7) Ms. Craven and Dr. Ettinger were each awarded 200 shares under the Company's 1997 Stock Incentive Plan, which is less than 1% of the Company's outstanding Common Stock. It is anticipated these shares will be issued within the next 60 days.

---------------------------
* less than 1%

     The Board of Directors of the Company has a standing Audit Committee. The members of the Audit Committee are indicated in the preceding table. The first meeting of the Audit Committee was held in February 1998, after completion of the Company's initial public offering, for the purposes of determining the scope of the engagement of the Company's auditors for the audit of financial statements for fiscal year ended December 31, 1997 and to recommend the selection of The Daniel Professional Group, Inc. to serve as the Company's auditors for year ending December 31, 1998. As discussed in more detail below, the Audit Committee also reviews compensation matters and administers the Company's 1997 Stock Incentive Plan. See "Plan" and "Report on Compensation Matters" below. The Board of Directors held five meetings during the fiscal year ended December 31, 1997. During 1997, each of the directors then in office attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all the committees on which such director served.

     The Company's executive officers are appointed annually by, and serve at the discretion of, the Board of Directors. There are no family relationships among any of the executive officers and directors of the Company.

     In July 1995, Grandfather Mountain Limited Partnership, which owns a shopping center in Boone, North Carolina, filed a Chapter 11 Reorganization under the Federal Bankruptcy Laws because both the anchor tenant, Roses Department Store, and the lender, Mutual Savings and Loan Association, Morganton, North Carolina filed for Reorganization. Benton Investment Company, a wholly-owned subsidiary of THE, is one of the two General Partners of Grandfather Mountain Limited Partnership. Mr. Benton and Mr. Clark serve as Chief Executive Officer and President, respectively, of Benton Investment Company.


     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers and directors, and persons who own more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Because the closing of the Company's public offering of Common Stock did not occur until 1998, these regulations were not applicable to the Company's executive officers and directors, and ten percent shareholders during the fiscal year ended December 31, 1997.


     CERTAIN INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS


     DIRECTOR COMPENSATION

     For year ended December 31, 1997, the Company's directors who are not full time employees of the Company received $250 for each meeting attended. For year ending December 31, 1998, the Company increased compensation to directors who are not full-time employees of the Company to $1,000 per quarter. Non-employee directors were also awarded 200 shares of Common Stock in February 1998, which shares have not yet been issued. In addition, the Company reimburses directors for out-of-pocket and travel expenses incurred for their attendance at meetings.

     EXECUTIVE COMPENSATION.

     The following table reflects all compensation earned by William G. Benton, the Chief Executive Officer, and the four other most highly compensated executive officers of the Company for the year ended December 31, 1997.



                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------
                                    ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                 ------------------------------------------------------------------------
                                                                             AWARDS            PAYOUTS
                                                                    -------------------------------------
   NAME                                                   OTHER                    SECURITIES
   AND                                                    ANNUAL      RESTRICTED   UNDERLYING              ALL OTHER
PRINCIPAL                                                 COMPEN-      STOCK        OPTIONS/     LTIP       COMPEN-
 POSITION                 YEAR   SALARY(1)     BONUS      SATION        AWARDS        SARS      PAYOUTS     SATION
----------------------------------------------------------------------------------------------------------------------
William G. Benton.........1997   $146,632     $48,316        -            -          52,579        -          -
Chief Executive Officer
                          --------------------------------------------------------------------------------------------
                          1996    189,264      84,132        -            -                        -          -
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Susan L. Christiansen.....1997    104,000       4,500        -            -           3,600        -          -
Chief Operating Officer
                          --------------------------------------------------------------------------------------------
                          1996    104,000      14,500        -            -             -          -          -
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
G. L. Clark, Jr...........1997     99,250      24,625        -            -          24,150        -          -
Chief Financial Officer
                          --------------------------------------------------------------------------------------------
                          1996     94,500      36,750        -            -             -          -          -
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Deborah O. Robinson.......1997     60,000       6,000        -            -             -          -          -
Chief Accounting Officer
                          --------------------------------------------------------------------------------------------
                          1996     60,000        -           -            -             -          -          -
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Sandra T. Walker..........1997     89,615      6,000         -            -             -          -          -
Executive Vice President
                          --------------------------------------------------------------------------------------------
                          1996     89,615        -           -            -             -          -          -
----------------------------------------------------------------------------------------------------------------------

     (1) Each of the employees in the table accrued a portion of their 1997 salary listed above. Mr. Benton accrued $146,632. Ms. Christiansen accrued $14,000. Mr. Clark accrued $99,250. Ms. Robinson accrued $10,000. Ms. Walker accrued $10,000. Under an agreement with the Company, those employees agreeing to accrue a portion of base compensation for the first six months of the year are entitled to repayment of the accrued compensation, plus a bonus equal to 50% of the accrued compensation. All such accruals ceased December 31, 1997. Each of the employees in the table accrued a portion of their 1996 salary listed above. Mr. Benton accrued $168,264. Ms. Christiansen accrued $29,000. Mr. Clark accrued $73,500. Ms. Robinson accrued $5,000. Ms. Walker accrued $5,000. Under an agreement with the Company, those employees agreeing to accrue a portion of base compensation are entitled to repayment of the accrued compensation, plus a bonus equal to 50% of the accrued compensation. Mr. Benton and Mr. Clark are entitled to purchase shares of the Company's Common Stock with the bonus portion attributed to accrued compensation at a purchase price of $2.50 per share. Ms. Christiansen is entitled to purchase shares of the Company's Common Stock with the bonus portion attributable to accrued compensation at a purchase price of $5.00 per share.

     -------------


              Directors as a Group          Year         Cash          Accrued
              --------------------          ----         ----          -------
              Number of Persons (5)         1997       $ 93,000       $260,882
                                            1996       $117,000       $270,764

     EMPLOYMENT AGREEMENTS

     Mr. Benton, Mr. Clark and Ms. Christiansen have employment agreements with the Company. The employment agreements provide for base salaries with increases as authorized by the Board of Directors. The Agreements are for terms of five years, with each day worked being deemed to extend the term by an additional day.

     The agreements provide for the payment to each executive officer of a lump-sum severance payment if the Company terminates such executive's employment during the term of the agreements other than for cause, or if the employment is terminated for certain reasons, including a change of control of the Company. The lump-sum severance payment is equal to three times the amount of such executive's average base salary for the previous 5 years. These three employment agreements contain terms prohibiting solicitation of Company employees for 18 months after termination, non-disclosure of confidential information and return of all Company documents.

     STOCK INCENTIVE PLAN

     The Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Company's Board of Directors and approved by the sole shareholder in January 1997. A total of 500,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. Stock options, stock appreciation rights, restricted stock and deferred stock may be granted under the Stock Incentive Plan to key employees and directors or consultants of the Company or a subsidiary. As of December 31, 1997, no options to purchase shares have been granted under the Stock Incentive Plan.

     The Stock Incentive Plan will be administered by a Committee (the "Stock Incentive Committee") consisting of at least two disinterested directors. The Stock Incentive Plan requires that the members of the Stock Incentive Committee be "disinterested persons" within the meaning of Rule 16b-3, as from time to time amended, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Incentive Committee has the authority, within limitations set forth in the Stock Incentive Plan, to establish rules and regulations concerning the Stock Incentive Plan, to determine the persons to whom options may be granted, the number of shares of Common Stock to be covered by each option, and the terms and provisions of the option to be granted. In addition, the Stock Incentive Committee has the authority, subject to the terms of the Stock Incentive Plan, to determine the appropriate adjustments in the terms of each outstanding option in the event of a change in the Company's capital structure.

     Options granted under the Stock Incentive Plan may be either incentive stock options ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQSOs"), as the Stock Incentive Committee may determine. The exercise price of an option will be fixed by the Stock Incentive Committee on the date of grant, except that (i) the exercise price of an ISO granted to any individual who owns (directly or by attribution) shares of Common Stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "10% Owner") must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercise price of an ISO granted to any individual other than a 10% Owner must be at least equal to the fair market value of the Common Stock on the date of the grant. Any options granted must expire within ten years from the date of grant (five years in the case of an ISO granted to a 10% Owner).

Shares subject to options granted under the Stock Incentive Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants. No options shall be granted under the Stock Incentive Plan more than ten years after the adoption of the Stock Incentive Plan.

     Options are exercisable by the holder subject to terms fixed by the Stock Incentive Committee. However, an option will be exercisable immediately upon the happening of any of the following (but in no event during the six-month period following the date of grant or subsequent to the expiration of the term of an option): (i) the holder's retirement on or after attainment of age 65; (ii) the holder's disability or death; or (iii) the occurrence of such special circumstances or events as the Stock Incentive Committee determines merits special consideration. Under the Stock Incentive Plan, a holder generally may pay the exercise price in cash, by check, by delivery to the Company of shares of Common Stock already owned by the holder or, in certain circumstances, in shares issuable in connection with the options, or by such other method as the Stock Incentive Committee may permit from time to time.

     Options granted under the Stock Incentive Plan will be non-transferable and non-assignable; provided, however, that the estate of a deceased holder may exercise any options held by the decedent. If an option holder terminates employment or consultancy with the Company or service as a director of the Company while holding an unexercised option, the option will terminate immediately, but the option holder will have until the end of the 90th business day following his or her termination of employment or service to exercise the option. However, all options held by an option holder will terminate immediately if the termination is for cause or voluntarily on the part of the employee.

     The Stock Incentive Plan may be terminated and may be modified or amended by the Stock Incentive Committee or the Board of Directors at any time; provided, however, that (i) no modification or amendment either increasing the aggregate number of shares which may be issued under options or to any individual, increasing materially the benefits accruing to participants under the Stock Incentive Plan, or materially modifying the requirements as to eligibility to receive options will be effective without shareholder approval of such amendment and (ii) no such termination, modification or amendment of the Stock Incentive Plan will alter or affect the terms of any then outstanding options without the consent of the holders thereof.

     OPTION GRANTS

     As of December 31, 1997, no grants of options have been made under the Stock Incentive Plan. However, separately from the Stock Incentive Plan, 80,329 options have been granted to Mr. William Benton, Ms. Susan Christiansen and Mr.
G. L. Clark, Jr. in consideration for their deferral of certain cash compensation.

                OPTION/SAR GRANTS IN YEAR ENDED DECEMBER 31, 1997
                               (INDIVIDUAL GRANTS)


     -----------------------------------------------------------------------------------------------------------
               NAME                 NUMBER OF       PERCENT OF TOTAL        EXERCISE OR          EXPIRATION
                                   SECURITIES          OPTION/SARS           BASE PRICE             DATE
                                   UNDERLYING          GRANTED TO              ($/SH)
                                  OPTIONS/SARS        EMPLOYEES IN
                                     GRANTED           FISCAL YEAR
     -----------------------------------------------------------------------------------------------------------
     William G. Benton                52,579              65.4%                $ 2.50              6/30/99
     -----------------------------------------------------------------------------------------------------------
     Susan L. Christiansen             3,600               4.5%                $ 5.00              6/30/99
     -----------------------------------------------------------------------------------------------------------
     G. L. Clark, Jr.                 24,150              30.1%                $ 2.50              6/30/99
     -----------------------------------------------------------------------------------------------------------
     Deborah O. Robinson                -                   -                    -                    -
     -----------------------------------------------------------------------------------------------------------
     Sandra T. Walker                   -                   -                    -                    -
     -----------------------------------------------------------------------------------------------------------


                             AGGREGATE OPTION/SAR EXERCISES IN YEAR ENDED DECEMBER 31, 1997
                                          AND OPTION/SAR VALUES AT DECEMBER 31, 1997

     -----------------------------------------------------------------------------------------------------------
               NAME              SHARES ACQUIRED     VALUE REALIZED          NUMBER OF            VALUE OF
                                   ON EXERCISE                              UNEXERCISED          UNEXERCISED
                                                           ($)               SECURITIES         IN-THE-MONEY
                                       (#)                                   UNDERLYING         OPTIONS/SARS
                                                                            OPTIONS/SARS        AT FY-END ($)
                                                                           AT FY-END (#)        EXERCISABLE/
                                                                            EXERCISABLE/        UNEXERCISABLE
                                                                           UNEXERCISABLE
     -----------------------------------------------------------------------------------------------------------
     William G. Benton                  -                   -                 0/52,579            0/$131,448(1)
     -----------------------------------------------------------------------------------------------------------
     Susan L. Christiansen              -                   -                  0/3,600                -     (1)
     -----------------------------------------------------------------------------------------------------------
     G. L. Clark, Jr.                   -                   -                 0/24,150            0/$ 60,375(1)
     -----------------------------------------------------------------------------------------------------------
     Deborah O. Robinson                -                   -                    -                    -
     -----------------------------------------------------------------------------------------------------------
     Sandra T. Walker                   -                   -                    -                    -
     -----------------------------------------------------------------------------------------------------------

     (1) The "In-The-Money" value is based on the initial public offering price of the Common Stock in January 1998.

     --------------------

     REPORT OF AUDIT COMMITTEE ON COMPENSATION

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE ON COMPENSATION IS PROVIDED FOR INFORMATION PURPOSES ONLY AND SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     1. The Committee and General Philosophy. The Company's compensation policies are determined by the Audit Committee of the Board of Directors which makes its compensation recommendations to the full Board of Directors for approval. The Committee is comprised of two directors of the Company, neither of whom is employed by the Company. In addition to making recommendations with respect to compensation, the Committee also administers the Company's 1997 Stock Incentive Plan. The plan is described above.

         The Company's approach to compensation places primary emphasis on team performance and secondary emphasis on individual performance. As such, compensation is awarded to all employees as a whole with specific allocations based on deemed contribution to the team effort.

         The Company's compensation program currently is comprised of two elements: base salary and incentive pay. Base salaries of executive officers are generally in the 50th percentile or below the base salaries in comparable companies. Incentive pay is based on the Company's incentive plan and is comprised of a combination of points, cash and fair market value stock options, with the amount tied to specific performance measures.

     2. Incentive Pay Plan. The Company has contracted with Abernathy & Associates, Memphis, Tennessee for assistance in setting up its Incentive Pay Plan. Each employee of the Company will have individual, team and Company based performance measures that will be reviewed monthly. Because of the startup nature of the Company's business, it is anticipated that amounts awarded in 1998 will be based on a points redeemable for goods basis. It is anticipated that the plan will be implemented during the third quarter of 1998.

     3. Compensation to Chief Executive Officer. Mr. Benton voluntarily lowered his base salary from $189,264 to $104,000 during 1997 so that a larger percentage of his compensation would be based on performance. Mr. Benton's performance measures for 1998 are based on the Company meeting its development goals and the performance of the Company's Common Stock in the market.

               PERRY C. CRAVEN                         WALTER H. ETTINGER, JR.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 1, 1996, the Company acquired 100% of RPM from THE through the exchange of 2,277,678 shares of the Company's Common Stock for RPM stock. No value was assigned to the

Company's Common Stock issued since RPM had no positive book value at that date. The acquisition was treated as a purchase for reporting purposes.

     On September 1, 1996, RPM acquired additional assets and assumed certain liabilities of an affiliate, consisting of management contract rights of $73,610 in exchange for a reduction of accounts receivable from the affiliate of $110,903 and the assumption of accounts payable to THE of $89,437. The value of the assets acquired was the fair value of the liabilities assumed and the fair value of the reduction of the receivable. The value of the management contracts approximates 1.5 times annual fees.

     Beginning in May 1997, the Company entered into a month to month lease with THE, its parent, for office space for THE's corporate headquarters with required monthly rent payments of $2,700. In addition, RPM leases computer equipment from THE, which requires monthly payments of $501.

     From time to time, the Company advances or borrows funds from THE or other related entities. These transactions have resulted in balances of $233,616 due to the Company from affiliated partnerships, and $76,791 due to the Company from the parent and subsidiaries of the parent. In addition, the account payable to THE was converted to a note payable to the parent during 1996. On September 30, 1997, the Company issued 178,386 shares of preferred stock to the parent company in exchange for the note payable to the parent in the amount of $891,930. The remaining amount of $76,554 was reclassified to an account payable. The interest rate on this note was 8.25% per annum and interest expense of $27,191 was accrued for the nine months ended September 30, 1997. There was no interest income received from related parties during the year ended December 31, 1997 and the period ended December 31, 1996. Accounts payable to related parties bear no interest and have no scheduled repayment terms.

     On June 30, 1997, the Company retired 477,778 shares of Common Stock, leaving 1,800,000 shares outstanding on that date.

     The Company participates in a defined contribution savings incentive plan covering substantially all of its and its subsidiaries' full time employees. The policy of the Company and its subsidiaries is to provide a 50% matching contribution to each employee participant for contributions up to the first 5% of compensation. The Company's contributions for years ended December 31, 1997 and the period ended December 31, 1996 were $21,465 and $11,613, respectively.

     Management fee income for the year ended December 31, 1997 and the period ended December 31, 1996 includes $288,385 and $143,774, respectively, earned from partnerships, a general partner of which is a beneficial shareholder of THE; $26,237 of such income is included in trade accounts receivable at December 31, 1997 and $30,835 at December 31, 1996. In addition, the Company was reimbursed for payments made through its central payroll system for payroll and related expenses, by partnerships which are related through common ownership, of $550,946 and $250,354, respectively, for the year ended December 31, 1997 and for the period ended December 31, 1996.

     On January 14, 1998, the Company completed its public offering of 1,500,000 shares of Common Stock at $5.00 per share, for gross proceeds of $7,500,000. Expenses of the offering totaled $1,175,821 for net proceeds of $6,324,179. See
Note 12 for a pro forma balance sheet as if the Company completed the public offering and paid certain loans and accrued expenses on December 31, 1997.

     The Company granted the underwriter in the public offering warrants to purchase 150,000 shares of Common Stock exercisable for four years, commencing 12 months after the closing of the offering, at an exercise price of $6.75.

     In January, 1998, the Company formed a wholly-owned subsidiary, DSS Funding, Inc. ("DSSF"), a North Carolina corporation, for the purpose of securing permanent financing for the assisted living facilities which the Company develops, as well as third party owners. The Company loaned DSSF $250,000 secured by a non-interest bearing note and will provide working capital for the subsidiary.

     2. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF THE DANIEL PROFESSIONAL GROUP, INC. AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998 -- The Board of Directors, upon recommendation of the Audit Committee, has selected The Daniel Professional Group, Inc. as the Company's independent auditors for 1998. Although not required, the Board of Directors is submitting its selection to the shareholders for ratification. The Daniel Professional Group, Inc. has served as the Company's independent auditor since its inception in 1996 and has served as independent auditor for THE since 1991. A representative of The Daniel Professional Group, Inc. will be present at the meeting and will have the opportunity to make a statement if so desired and available to answer questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF SELECTION OF THE DANIEL PROFESSIONAL GROUP, INC. AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998. The proposal will be adopted if approved by a majority of the Company's shares represented in person or proxy at the Annual Meeting, assuming the presence of a quorum. Proxies solicited by the Board will be voted in favor of the ratification unless shareholders specify otherwise on their proxies.

     3. DATE FOR THE RECEIPT OF PROPOSALS -- In order for shareholder proposals to be included in the proxy materials for the 1999 Annual Meeting, any such proposal must be received by the Company at its executive offices not later than November 15, 1998, and meet all other applicable requirements for inclusion therein.

                                             By Order of the Board of Directors


                                             WILLIAM G. BENTON, Chairman
April 22, 1998

********************************************************************************
                                    APPENDIX



                                     PROXY
                       DIVERSIFIED SENIOR SERVICES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking previous proxies of such shares of common stock, hereby appoints WILLIAM G. BENTON and SUSAN L. CHRISTIANSEN, or either of them, proxies for the undersigned with several power of substitution or resubstitution, to vote all shares of common stock of Diversified Senior Serivces, Inc. held of record by the undersigned on April 6, 1998 at the Annual Meeting of Shareholders to be held on May 29, 1998, or any adjournment as follows:

                       (To be signed on the reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                       DIVERSIFIED SENIOR SERVICES, INC.

                                  May 29, 1998




                Please Detach and Mail in the Envelope Provided


A [X] Please mark your
      votes as in this
      example.


                    FOR all nominees
                listed at right (except as     WITHHOLD AUTHORITY
                     marked to the           to vote for all nominees
                    contrary below).              listed at right:

1.   ELECTION
     OF
     DIRECTORS           [ ]                              [ ]  Nominees: For Three Year Term
                                                               Expiring in 2001:

Instruction: To withhold authority to vote for any             G.L. Clark, Jr.
individual, strike a line through the nominee's                Perry C. Craven
name in the list at right.

                                                       FOR    AGAINST   ABSTAIN
2.   Ratification and approval of the appointment      [ ]      [ ]       [ ]
     of The Daniel Professional Group, Inc.
     as auditors for the Company for year
     ending December 31, 1998.


3. In their discretion, upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AND FOR SUCH OTHER MATTERS AS MAY
PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) OF SHAREHOLDER(S)____________________________________

__________________________________________________DATE _______1998
           SIGNATURE IF HELD JOINTLY

NOTE: PLEASE SIGN YOUR NAME(S) EXACTLY AS PRINTED ON THIS PROXY. IF SHARES ARE HELD IN JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN.